EXHIBIT 9.1

Letter re Change in Certifying Accountant

Ladies and Gentlemen:

We have read the statements made by Gratus Capital Properties Fund III, LLC (the “Company”) under the heading “Change in Certifying Accountant” in the Company’s Current Report on Form 1-U dated August 10, 2026, to be filed with the U.S. Securities and Exchange Commission.

We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Boladale Lawal
BOLADALE LAWAL & CO
Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

August 10, 2026

Umair AK CPA LLC, 15500 Voss Road, Suite # 8, Sugar Land, Texas, 77498 Phone: 979-288-1505 Email: info@uakcpa.com www.uakcpa.com